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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the use of our reports dated May 18, 2005, on the financial statements and financial highlights of AIM High Income Municipal Fund, AIM Tax-Exempt Cash Fund, and AIM Tax-Free Intermediate Fund for the year ended March 31, 2005 in the Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A No. 33-66242).


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Houston, Texas
July 21, 2006